Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-11 of Gladstone Land Corporation of our reports dated March 23, 2012, except for the effects of the restatement discussed in Note 2 to the consolidated financial statements, as to which the date is November 2, 2012, relating to the financial statements and financial statement schedule of Gladstone Land Corporation, which appear in such Registration Statement. We also consent to the inclusion of our reports dated May 8, 2012 relating to the historical summaries of revenue of Dalton Lane Watsonville, LLC and West Beach Street Watsonville, LLC and our report dated September 18, 2012 relating to the historical summary of revenue of Colding Loop Road Wimauma, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Mclean, Virginia

December 21, 2012.

PricewaterhouseCoopers LLP, 1800 Tysons Blvd., McLean, Virginia 22102
T: (703) 918 3000, www.pwc.com/us